SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     July 12, 2004

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number:   0-27478

Delaware	36-3228107

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

Exhibit Index on Page 2

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 5.	Other Events

On July 12, 2004, Bally Total Fitness Holding Corporation (“Bally”) issued a press release announcing that as part of an agreement reached with Liberation Investments (“Liberation”) and Amalgamated Bank LongView SmallCap 600 Index Fund (“Amalgamated”), Bally agreed to redeem its stockholder rights plan and reinforced its strong commitment to enhance stockholder value. Liberation and Amalgamated have agreed to withdraw the stockholder proposals recently put forth for consideration at Bally’s upcoming annual meeting and Liberation has terminated its solicitation of proxies with respect to all of its proposals. Bally also announced that its Board will also adopt a “poison pill” policy under which any new poison pill will require prior stockholder approval. The independent directors of the Board may act on their own to reinstate a pill, so long as the Board subsequently submits the pill to a binding stockholder vote by the later of Bally’s next annual meeting or 270 days after the pill is adopted.

The press release is attached hereto as Exhibit 99 and incorporated by reference herein.

Item 7.	Financial Statements and Exhibits

c. Exhibits

99 Press Release dated July 12, 2004

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: July 12, 2004	/s/ William G. Fanelli

William G. Fanelli
Senior Vice President, Acting Chief Financial Officer